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                                  SUB-ITEM 77D

MFS Emerging Markets Equity Fund, a series of MFS Series Trust X, deleted the disclosure under Principal Investment Strategies, "While the fund may invest up to 50% of its assets in issuers located in a single country, the fund generally expects to have no more than 25% of its assets invested in issuers located in any one country," and added the disclosure "MFS may invest a relatively high percentage of the fund's assets in a single issuer or a small number of issuers," as described in Post-Effective Amendment No. 61 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS International Diversification Fund, a series of MFS Series Trust X, changed its disclosure under Investment Objective from "...is to seek long term growth of capital," to "...is to seek capital appreciation," as described in Post-Effective Amendment No. 61 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS International Growth Fund, a series of MFS Series Trust X, changed its disclosure under Principal Investment Strategies from "The fund invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts, of foreign (including emerging markets) issuers," to "MFS (Massachusetts Financial Services Company, the fund's investment adviser) normally invests the fund's assets primarily in foreign equity securities, including emerging market equity securities," and deleted the disclosure, "Under normal market conditions, the fund invests in at least three different countries," as described in Post-Effective Amendment No. 61 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS International Value Fund, a series of MFS Series Trust X, changed its disclosure under Investment Objective from "...to seek long-term growth of capital with a secondary objective to seek reasonable current income," to "...to seek capital appreciation," changed its disclosure under Principal Investment Strategies from "The fund invests, under normal market conditions, at least 65% of its net assets in equity securities of foreign (including emerging market) companies which Massachusetts Financial Services Company (referred to as MFS or the adviser) believes are undervalued in the market relative to their long-term potential," to "MFS (Massachusetts Financial Services Company, the fund's investment adviser) normally invests the fund's assets primarily in foreign equity securities, including emerging market equity securities," and deleted "Under normal market conditions, the fund invests in at least three different countries," as described in Post-Effective Amendment No. 61 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.